Exhibit 4.1

RADIOSHACK CORPORATION

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of August 18, 2008

2.50% Convertible Senior Notes due 2013

ARTICLE 9
CONCERNING THE HOLDERS

Section 9.01. Action by Holders	44
Section 9.02. Proof of Execution by Holders	44
Section 9.03. Who are Deemed Absolute Owners	44
Section 9.04. Company-owned Notes Disregarded	45
Section 9.05. Revocation of Consents; Future Holders Bound	45

ARTICLE 10
HOLDERS’ MEETINGS

Section 10.01. Purpose of Meetings	46
Section 10.02. Call of Meetings by Trustee	46
Section 10.03. Call of Meetings by Company or Holders	46
Section 10.04. Qualifications for Voting	47
Section 10.05. Regulations	47
Section 10.06. Voting	47
Section 10.07. No Delay of Rights by Meeting	48

ARTICLE 11
AMENDMENTS

Section 11.01. Supplemental Indentures without Consent of Holders	48
Section 11.02. Supplemental Indentures with Consent of Holders	49
Section 11.03. Effect of Supplemental Indentures	50
Section 11.04. Notation on Notes	51
Section 11.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee	51

ARTICLE 12
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01. Company may Consolidate, etc. on Certain Terms	51
Section 12.02. Successor Company to be Substituted	52
Section 12.03. Opinion of Counsel to be Given Trustee	52

ARTICLE 13
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01. Indenture and Notes Solely Corporate Obligations	53

ARTICLE 14
REDEMPTION
Section 14.01. Redemption	53

SCHEDULE

Schedule A	Additional Shares

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Notice of Conversion
Exhibit C	Form of Fundamental Change Repurchase Notice
Exhibit D	Form of Assignment and Transfer

v

INDENTURE dated as of August 18, 2008 between RadioShack Corporation, a Delaware corporation, as issuer (the “Company”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 2.50% Convertible Senior Notes due 2013 (the “Notes”), initially in an aggregate principal amount not to exceed $375,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Conversion Notice, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, the valid, binding and legal obligations of the Company, and to constitute a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein or therein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“2011 Notes” shall mean the Company’s 7-3/8% Notes due 2011 and any amendment, modification, renewal, extension or refinancing thereof in whole or in part, other than any commercial paper or credit agreement or facility that provides for revolving credit loans, term loans, letters of credit, receivables or other asset-based credit facilities or any other similar extensions of credit thereunder.

“Additional Interest” means all amounts, if any, payable pursuant to Section 7.02 hereof.

“Additional Shares” has the meaning ascribed to it in Section 15.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Automatic Exchange” shall have the meaning specified in Section 2.15.

“Automatic Exchange Notice” shall have the meaning specified in Section 2.15.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator, custodian, sequestrator or similar official under any Bankruptcy Law.

“Bankruptcy Law” means any federal or state bankruptcy, insolvency or other similar law.

“Beneficial Owner” shall mean any person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that shall control the management or policies of such Person.

“Common Stock” means, subject to Section 15.04, shares of common stock of the Company, par value $1.00 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means RadioShack Corporation, a Delaware corporation, and subject to the provisions of Article 12, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed in the name of the Company by (a) an Officer of the Company and (b) another Officer of the Company, other than the Officer designated in clause (a) of this definition, or the Company’s Assistant Treasurer or any Assistant Secretary, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 2.07.

“Conversion Date” means the date of conversion of any Holder’s Notes pursuant to Section 15.01(b).

“Conversion Notice” shall have the meaning specified in Section 15.01(b).

“Conversion Payment Trading Day” shall mean a day on which (i) there is no Market Disruption Event and (ii) trading generally in the Common Stock (or other security for which a Daily VWAP must be determined) occurs on the New York Stock Exchange or, if the Common Stock (or other security for which a Daily VWAP must be determined) is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or other security for which a Daily VWAP must be determined) is then listed or, if the Common Stock (or other security for which a Daily VWAP must be determined) is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock (or other security for which a Daily VWAP must be determined) is then traded. If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Conversion Payment Trading Day” means a “Business Day.”

“Conversion Price” on any day means, in respect of each $1,000 principal amount of Notes, $1,000 divided by the Conversion Rate in effect on such day, as may be adjusted from time to time as set forth herein.

“Conversion Rate” means, in respect of each $1,000 principal amount of Notes, initially 41.2414 shares of Common Stock, subject to adjustments as set forth herein.

“Conversion Trigger Price” shall have the meaning specified in Section 15.01(a)(i).

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at The Bank of New York Mellon Trust Company, N.A., 601 Travis Street, 18th Floor, Houston, Texas 77002, Attention: Corporate Trust Officer, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” means, for each of the 40 consecutive Conversion Payment Trading Days during the Observation Period, 1/40th of the product of (1) the Conversion Rate in effect on such Conversion Payment Trading Day and (2) the Daily VWAP of the Common Stock (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 15.04 is applicable) on such Conversion Payment Trading Day.

“Daily Settlement Amount”, for each of the 40 consecutive Conversion Payment Trading Days during the Observation Period, shall consist of:

(i) cash equal to the lesser of $25 and the Daily Conversion Value; and

(ii) to the extent the Daily Conversion Value exceeds $25, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and $25, divided by (B) the Daily VWAP for the Common Stock (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 15.04 is applicable) for such Conversion Payment Trading Day.

“Daily VWAP” for the Common Stock (or other security for which a Daily VWAP must be determined) means, for each of the 40 consecutive Conversion Payment Trading Days during the Observation Period, the per share volume-weighted average price on the New York Stock Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RSH.N <equity> AQR” (or its equivalent successor if such page is not available or the equivalent page for such other security as determined by the Company) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Conversion Payment Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock (or other security for which a Daily VWAP must be determined) on such Conversion Payment Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company, which may include one or more of the Initial Purchasers). Daily VWAP shall be determined without regard to after hours trading or any other trading outside of the regular trading session hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any February 1 or August 1.

“Definitive Notes” means certificated Notes that are not Global Notes.

“Depositary” means, with respect to the Global Notes the Person specified in Section 2.06 as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Dividend Threshold” has the meaning ascribed to it in Section 15.02(d).

“Effective Date” means the date on which the Make-whole Fundamental Change occurs or becomes effective.

“Event of Default” shall have the meaning specified in Section 7.01.

“Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend, issuance or distribution from the seller of the Common Stock to its buyer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” shall have the meaning specified in Section 15.02(e).

“Expiration Time” shall have the meaning specified in Section 15.02(e).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means a fiscal year of the Company.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, any Subsidiary of the Company or any employee benefit plans of the Company or a Subsidiary of the Company files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person or group has become the direct or indirect Beneficial Owner of the Company’s common equity representing more than 50% of the voting power of all shares of the Company’s common equity entitled to vote generally in the election of directors of the Company, except to the extent that such Beneficial Ownership arises as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; and provided, that no person or group shall be deemed to be the Beneficial Owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer; or

(2) consummation of (A) any recapitalization, reclassification or change of the common stock of the Company (other than changes resulting from a subdivision or combination) as a result of which the common stock of the Company would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any statutory share exchange, consolidation or merger involving the Company pursuant to which the common stock of the Company shall be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one or more of the Company’s Subsidiaries, other than any transaction:

(I)	pursuant to which the holders of common stock of the Company immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of either (a) the continuing or surviving corporation immediately after the transaction or (b) the corporation that directly or indirectly owns 100% of the capital stock of such continuing or surviving corporation;

(II)	involving a consolidation or merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding common stock of the Company; or

(III)	that is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the common stock of the Company solely into shares of common stock of the surviving entity;

(3) individuals who, on August 12, 2008, constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on August 12, 2008 or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

(4) the first day on which shares of Common Stock (or other Capital Stock of the Company into which the Notes are then convertible pursuant to the terms of this Indenture) or depositary receipts representing shares of Common Stock or other Capital Stock of the Company into which the Notes are then convertible ceases to be listed on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors);

provided, however, that a Fundamental Change as a result of clause (1) or (2) above shall not be deemed to have occurred if more than 90% of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions constituting the Fundamental Change consists of shares of capital stock or depositary receipts representing shares of Capital Stock of the Company traded on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors) or which shall be so traded when issued or exchanged in connection with the transaction or transactions that would otherwise be a Fundamental Change (these securities being referred to as “Publicly Traded Securities”) and as a result of this transaction or transactions the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares, pursuant to the terms of this Indenture.

“Fundamental Change Company Notice” shall have the meaning specified in Section 16.02(a).

“Fundamental Change Company Notice Date” has the meaning ascribed to it in Section 16.02(a).

“Fundamental Change Purchase Date” shall have the meaning specified in Section 16.01.

“Fundamental Change Purchase Notice” shall have the meaning specified in Section 16.01.

“Fundamental Change Purchase Price” shall have the meaning specified in Section 16.01.

“Global Note” shall have the meaning specified in Section 2.06(b).

“Holder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means the initial purchasers named in Schedule I of the purchase agreement, dated August 12, 2008, between the Company and Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several Initial Purchasers.

“Interest Payment Date” means each February 1 and August 1 of each year, beginning on February 1, 2009.

“Interest Record Date,” with respect to any Interest Payment Date, shall mean the January 15 or July 15 (whether or not such day is a Business Day) immediately preceding the relevant Interest Payment Date, respectively.

“Issue Date” means August 18, 2008.

“Last Reported Sale Price” of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the Common Stock on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the Last Reported Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant Trading Day as reported by Pink Sheets LLC or similar organization selected by the Company. If the Common Stock is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose, which may include one or more of the Initial Purchasers.

“Make-whole Fundamental Change” means any transaction or event described under clause (1), (2) or (4) of the definition of Fundamental Change, after giving effect to the proviso at the end of such definition but without giving effect to sub-clause (I) under clause (2) of such definition.

“Market Disruption Event” means, with respect to a Conversion Payment Trading Day, (i) a failure by the primary U.S. national or regional securities exchange or other market on which the Common Stock (or other security for which a Daily VWAP must be determined) is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on such Conversion Payment Trading Day for the Common Stock (or other security for which a Daily VWAP must be determined) for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock (or other security for which a Daily VWAP must be determined) or in any options, contracts or future contracts relating to the Common Stock (or other security for which a Daily VWAP must be determined).

“Maturity Date” means August 1, 2013.

“Measurement Period” has the meaning ascribed to it in Section 15.01(a)(ii).

“Note Custodian” means The Bank of New York Mellon Trust Company, N.A., as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Note Register” shall have the meaning specified in Section 2.06(a).

“Note Registrar” shall have the meaning specified in Section 2.06(a).

“obligor” on the Notes means the Company and any other obligor on the Notes.

“Observation Period” with respect to any Note surrendered for conversion means (i) for Notes with a Conversion Date occurring prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Conversion Payment Trading Day period beginning on, and including, the third Conversion Payment Trading Day after the related Conversion Date; and (ii) for Notes with a Conversion Date occurring on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Conversion Payment Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the offering memorandum, dated August 12, 2008, relating to the offering by the Company of the Notes.

“Officer” means, with respect to the Company, the Chairman of the Board of Directors, President, the Chief Executive Officer, the Treasurer, the Secretary, any Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”).

“Officers’ Certificate,” when used with respect to the Company, means a certificate signed by (a) one Officer of the Company and (b) another Officer of the Company or any Assistant Treasurer, any Assistant Secretary or Controller of the Company that is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“opening of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes that have been paid pursuant to Section 2.10 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.10 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(c) Notes that have been discharged in accordance with Section 4.01.

“Paying Agent” shall have the meaning specified in Section 2.07.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Portal Market” means The Portal Market operated by FINRA or any successor thereto.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.10 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Publicly Traded Securities” has the meaning provided in the definition of Fundamental Change in this Section 1.01.

“Record Date” means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to receive such dividend or distribution.

“Reference Property” has the meaning ascribed to it in Section 15.04(a).

“Reorganization Event” has the meaning ascribed to it in Section 15.04(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.06(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Common Stock” shall have the meaning specified in Section 2.15.

“Restricted Global Note” shall have the meaning specified in Section 2.15.

“Restricted Notes” shall have the meaning specified in Section 2.06(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day (or, for the purposes of determining payment upon conversion only, a day that is scheduled to be a Conversion Payment Trading Day) on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; provided that if the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning as ascribed to it in Section 15.01(c).

“Spin-Off” has the meaning ascribed to it in Section 15.02(c).

“Stock Price” means, with respect to a Make-whole Fundamental Change, the price per share of Common Stock paid or deemed paid in connection with such Make-whole Fundamental Change, which shall be equal to (i) if such Make-whole Fundamental Change is a transaction set forth in clause (2) of the definition of Fundamental Change (without giving effect to sub-clause (I) under clause (2) of such definition) and holders of Common Stock receive only cash in such Make-whole Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of such Make-whole Fundamental Change.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 12.01(a).

“Supplementary Interest” means all amounts, if any, payable pursuant to Sections 7.03(a) and 7.03(b), as applicable, hereof.

“Trading Day” means a day during which trading in securities generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or admitted for trading or, if the Common Stock is not then listed or admitted for trading on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded; provided that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Company for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include one or more of the Initial Purchasers; provided that, if three such bids cannot reasonably be obtained by the Company but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company, that one bid shall be used. If the Company cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from any of such nationally recognized securities dealers on any day during the Measurement Period, then the Trading Price per $1,000 principal amount of Notes on such day shall be deemed to be less than 98% of the product of the

Last Reported Sale Price of the Common Stock and the Conversion Rate. If the Company does not obtain bids when required, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for each Trading Day the Company has failed to do so.

“transfer” shall have the meaning specified in Section 2.06(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unrestricted Common Stock” shall have the meaning specified in Section 2.15.

“Unrestricted Global Note” shall have the meaning specified in Section 2.15.

“Valuation Period” has the meaning ascribed to it in Section 15.02(c).

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. (a) The Notes shall be designated as the “2.50% Convertible Senior Notes due 2013.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $375,000,000, subject to Section 2.14 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 2.10 and Section 2.15.

(b) The Notes shall mature on August 1, 2013.

(c) Interest on the Notes shall accrue from and including the date as set forth on the Notes until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2009.

(d) A Holder of any Note after the close of business on an Interest Record Date shall be entitled to receive interest (including Additional Interest, if any, and Supplementary Interest, if any) on such Note on the corresponding Interest Payment Date. If Notes are surrendered for conversion at any time after the close of business on an Interest Record Date and prior to the opening of business on the corresponding Interest Payment Date, Holders of such Notes at the close of business on such Interest Record Date shall receive the accrued but unpaid interest (including Additional Interest, if any, and Supplementary Interest, if any) payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. In such event, such Note, when surrendered for conversion, must be accompanied by delivery of payment, in the manner specified by the Conversion Agent, to the Conversion Agent in an amount equal to the accrued but unpaid interest (including Additional Interest, if any, and Supplementary Interest, if any) payable on such Interest Payment Date on the Notes so converted. If such payment does not accompany such Note, the Note shall not be converted.

Notwithstanding the foregoing, no such payment shall be required (i) for conversions after the close of business of July 15, 2013 (ii) if the Company has specified a Fundamental Change Purchase Date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date or (iii) to the extent of any overdue interest (including any overdue Additional Interest and Supplementary Interest) existing at the time of conversion of such Note. If the Company defaults in the payment of interest (including Additional Interest, if any, and Supplementary Interest, if any) payable on the Interest Payment Date, the Conversion Agent shall promptly repay such funds to the Holder. Except where Notes surrendered for conversion must be accompanied by payment as described above, no interest (including Additional Interest, if any, and Supplementary Interest, if any) on converted Notes shall be payable by the Company on any Interest Payment Date subsequent to the Conversion Date and delivery of the cash and shares of Common Stock, if any, pursuant to Article 15 hereunder, together with any cash payment for any fractional share, upon conversion shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Notes and accrued and unpaid interest (including Additional Interest, if any, and Supplementary Interest, if any) to, but not including, the related Conversion Date.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Indenture.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian, the Depositary or by FINRA in order for the Notes to be tradable on The Portal Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal (including any Fundamental Change Purchase Price), accrued and unpaid interest, Additional Interest, if any, and Supplementary Interest, if any, on the Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest (including Additional Interest, if any, and Supplementary Interest, if any) on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest (including Additional Interest, if any, and Supplementary Interest, if any) shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the office of the Paying Agent at The Bank of New York Mellon, 101 Barclay, 7 East, New York, NY 10286 (or such different office as specified under Section 2.07). The Company shall pay interest (including Additional Interest, if any, and Supplementary Interest, if any) (a) (1) to holders holding Notes in certificated form and having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of such Notes and (2) to holders holding Notes in certificated form and having an aggregate principal amount of more than $5,000,000, either by check mailed to such holder or, upon application by a holder to the Note Registrar not later than on the relevant Interest Record Date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the Note Registrar to the contrary or (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any Defaulted Interest shall forthwith cease to be payable to the Holder on the relevant Interest Record Date by virtue of its having been such Holder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be sent to each holder at its address as it appears in the Note Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system.

Section 2.04. Payments of Additional Interest and Supplementary Interest. Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” and “Supplementary Interest” to the extent that, in such context, Additional Interest or Supplementary Interest, as applicable, is, was or would be payable in respect thereof pursuant to the provisions of Section 7.02 or Sections 7.03(a) and 7.03(b), as applicable, and express mention of the payment of Additional Interest or Supplementary Interest, as applicable, in any provisions hereof shall not be construed as excluding Additional Interest or Supplementary Interest, as applicable, in those provisions hereof where such express mention is not made.

Section 2.05. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

Subject to Section 2.01 and Section 2.14, at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.06. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the office of the Note Registrar and the Note Registrar agrees to keep a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 2.07 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 2.07. The Company shall cause the Note Registrar to maintain an office or agency in New York City, New York.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 2.07. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be charged to the Holder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments or other similar governmental charges that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the Holder of the old Notes presented or surrendered for such exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 16 hereof.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Definitive Note, shall be effected through the Depositary (but not the Trustee or the Note Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Every Note that bears or is required under this Section 2.06(c) to bear the legend set forth in this Section 2.06(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.06(d), collectively, the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.06(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the holder of each such Restricted Note, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(c) and in Section 2.06(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Note.

Until the date (the “Resale Restriction Termination Date”) that is (1) the date that is one year after the Issue Date of the Notes (or such earlier date as permitted by Rule 144 under the Securities Act or any successor provision thereto) and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.06(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice in writing thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN AND SHALL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF RADIOSHACK CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, PRIOR TO THE DATE THAT IS (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE

SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date shall be registered by the Note Registrar unless the applicable box on the completed Form of Assignment and Transfer (Exhibit D hereto) has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.06(c), be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(c). The Company shall notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a Registration Statement with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and initially deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default in respect of the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the

Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with its standing procedures. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives Definitive Notes therefor or any Definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to the form with the express requirements hereof.

(d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred, or has been issued upon conversion of Notes that have been transferred, pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN AND SHALL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE

MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF RADIOSHACK CORPORATION (“THE COMPANY”) THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(d).

(e) Any Note or Common Stock issued upon the conversion or exchange of a Note that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

Notwithstanding the foregoing, during the period of one year after the Issue Date, the Company shall not, and shall not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that constitute “restricted securities” under Rule 144 under the Securities Act that have been reacquired by any of them.

(f) Notwithstanding any provision of Section 2.06 to the contrary, in the event Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.06(f), (i) each reference in Section 2.06(c) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.06(d) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 2.06(f) shall not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder. This Section 2.06(f) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

Section 2.07. Maintenance of Office or Agency. The Company shall maintain in the borough of Manhattan in New York City, New York an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The address for such office shall initially be The Bank of New York Mellon, 101 Barclay, 7 East, New York, NY 10286, Attention: Corporate Trust Reorg. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the borough of Manhattan in New York City, New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar and Conversion Agent.

Section 2.08. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 2.09. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 2.09:

(i) that it shall hold all sums held by it as such agent for the payment of the principal of and accrued and unpaid interest, Additional Interest, if any, and Supplementary Interest, if any, on the Notes in trust for the benefit of the holders of the Notes;

(ii) that it shall give the Trustee prompt notice of any failure by the Company to make any payment of the principal of and accrued and unpaid interest, Additional Interest, if any, and Supplementary Interest, if any, on the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it shall forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of (including the Fundamental Change Purchase Price) or accrued and unpaid interest, Additional Interest, if any, or Supplementary Interest, if any, on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Purchase Price) or accrued and unpaid interest, Additional Interest, if any, or Supplementary Interest, if any, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it shall, on or before each due date of the principal of (including the Fundamental Change Purchase Price) accrued and unpaid interest, Additional Interest, if any, and Supplementary Interest, if any, on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Purchase Price) accrued and unpaid interest, Additional Interest, if any, and Supplementary Interest, if any, so becoming due and shall promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of (including the Fundamental Change Purchase Price) accrued and unpaid interest, Additional Interest, if any, and Supplementary Interest, if any, on the Notes when the same shall become due and payable.

(c) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (including the Fundamental Change

Purchase Price) accrued and unpaid interest, Additional Interest, if any, and Supplementary Interest, if any, on any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Purchase Price), interest, Additional Interest, if any, or Supplementary Interest, if any, has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 2.10. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon a receipt of a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change or is about to be converted into cash and shares of Common Stock, if any, shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.10 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.11. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company shall execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 2.07 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.12. Cancellation of Notes Paid, etc. All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.13. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to holders of the Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14. Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and increase the principal amount of the Notes by issuing additional Notes in the future pursuant to this Indenture with the same terms as the Notes initially issued hereunder in an unlimited aggregate principal amount and, if (i) such additional Notes are issued with no more than a de minimus amount of original issue discount or are issued as part of a “qualified reopening” for U.S. federal income tax purposes and (ii) the immediate resale of such Notes by Holders, other than the Company’s Affiliates, would not require registration under United States securities laws, with the same CUSIP number as the Notes initially issued hereunder, which additional Notes shall form the same series with the Notes initially issued hereunder. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel covering such matters as required by Section 17.05. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Holders.

Section 2.15. Automatic Exchange from Restricted Global Note to Unrestricted Global Note. Beneficial interests in a Global Note or Common Stock issued upon conversion of Notes that is subject to restrictions set out in Section 2.06(c) or Section 2.06(d), as applicable (including the legend set forth in Section 2.06(c) or Section 2.06(d), as applicable) (the “Restricted Global Note” or “Restricted Common Stock”, as applicable), shall be automatically exchanged into beneficial interests in an unrestricted Global Note or stock certificate representing unrestricted Common Stock, as applicable, that is no longer subject to the restrictions set out in Section 2.06(c) or Section 2.06(d), as applicable (including removal of the legend set forth in Section 2.06(c) or Section 2.06(d), as applicable) (the “Unrestricted Global Note” or “Unrestricted Common Stock”, as applicable), without any action required by or on behalf of the holder (the “Automatic Exchange”). In order to effect such exchange, the Company shall at least 15 days but not more than 30 days prior to the Resale Restriction Termination Date, deliver a notice of Automatic Exchange (an “Automatic Exchange Notice”) to each holder at such holder’s address appearing in the Note Register or register maintained at the registrar for Common Stock, as applicable, with a copy to the Trustee or transfer agent for Common Stock, as applicable. The Automatic Exchange Notice shall identify the Notes or Common Stock , as applicable, subject to the Automatic Exchange and shall state: (1) the date of the Automatic Exchange; (2) the section of this Indenture pursuant to which the Automatic Exchange shall occur; (3) the “CUSIP” number of the Restricted Global Note or Restricted Common Stock, as applicable, from which such holders’ beneficial interests shall be transferred and (4) the “CUSIP” number of the Unrestricted Global Note or Unrestricted Common Stock, as applicable, into which such holders’ beneficial interests shall be transferred. At the Company’s request on no less than 5 days’ prior notice, the Trustee shall deliver, or, with respect to Common Stock, the Company shall cause the transfer agent to deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each holder at such holder’s address appearing in the Note Register or register maintained at the registrar for Common Stock, as applicable; provided, however, that the Company shall have delivered to the Trustee or transfer agent, as applicable, a Company Order and an Officers’ Certificate requesting that the Trustee or transfer agent, as applicable, give the Automatic Exchange Notice (in the name and at the expense of the Company) and setting forth the information to be stated in the Automatic Exchange Notice as provided in the preceding sentence. As a condition to any such exchange pursuant to this Section 2.15, the Trustee or transfer agent, as applicable, shall be entitled to receive from the Company, and rely conclusively without any liability, upon an Officers’ Certificate and an Opinion of Counsel to the Company, in form and in substance reasonably satisfactory to the Trustee or transfer agent, as applicable, to the effect that such transfer of beneficial interests to the Unrestricted Global Note or Unrestricted Common Stock, as applicable, shall be effected in compliance with the Securities Act. Upon such exchange of beneficial interests pursuant to this Section 2.15, (i) with respect to the Notes, the Note Registrar shall endorse the Schedule of Increases and Decreases in Global Note to the relevant Notes and reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred or (ii) with respect to Common Stock, the registrar for Common Stock shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the number of shares of the applicable Restricted Common Stock and the Unrestricted Common Stock, respectively, equal to the beneficial interests transferred. If an Unrestricted Global Note is not then outstanding at the time of the Automatic Exchange, the Company shall execute and the Trustee shall authenticate and deliver an Unrestricted Global Note to the Depositary. Following any such transfer pursuant to this Section 2.15, the relevant Restricted Global Note or Restricted Common Stock, as applicable, shall be cancelled.

ARTICLE 3

[INTENTIONALLY OMITTED]

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10 and (y) Notes that have become due and payable upon the Maturity Date or any Fundamental Change Purchase Date and for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 2.09(c)); or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable upon the Maturity Date, any Fundamental Change Purchase Date or upon conversion of the Notes (but after the last day of the Observation Period) cash and shares of Common Stock, if any (solely to satisfy the Company’s conversion obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in accordance with Section 4.03. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive.

Section 4.02. Reinstatement. If the Trustee is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee is permitted to apply all such money in accordance with this Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of or interest (including Additional Interest, if any, and Supplementary Interest, if any) on any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee.

Section 4.03. Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 4.01, the Company shall furnish to the Trustee an Officers’ Certificate and an Opinion of Counsel covering such matters as required by Section 17.05.

Section 4.04. Defeasance. The Notes shall not be subject to legal defeasance or covenant defeasance.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01. Payment of Principal, Interest, Additional Interest and Supplementary Interest. The Company covenants and agrees that it shall cause to be paid the principal of (including the Fundamental Change Purchase Price), and accrued and unpaid interest, Additional Interest, if any, and Supplementary Interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02. Existence. Subject to Article 12, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.03. Rule 144A Information Requirement and Annual Reports. (a) In the event and for so long as the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall promptly furnish, upon request, to the Trustee, any Holder and prospective purchasers of Notes or shares of Common Stock issued upon conversion of Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and it shall take such further action as any such Holder may reasonably request, all to the extent required from time to time to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act.

(b) The Company shall file with the Trustee within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and information, documents and other reports (or copies of such portions of the foregoing as the Commission may prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and, to the extent required by Section 17.08, the Company shall otherwise comply with the requirements of Trust Indenture Act section 314(a). If the Company is not required to file information, documents or reports pursuant to either of those sections of the Exchange Act, then the Company shall provide to the Trustee such reports as may be prescribed to be filed by the Company by the Commission at such time. Any such report, information or document that the Company files with the Commission through the Commission’s EDGAR database shall be deemed delivered to the Trustee for purposes of this Section 5.03(b) at the time of such filing through the EDGAR database.

(c) Delivery of the reports, information and documents described in clause (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

Section 5.04. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.05. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any Default or Event of Default under Section 7.01, which notice shall contain the status thereof and a description of the action being taken or proposed to be taken by the Company in respect thereof. In addition, the Company shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, an Officers’ Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs and is known to the Trustee unless the Default has been previously cured. In addition, except in the case of a Default in the payment of principal of or interest, including Additional Interest, if any, and Supplementary Interest, if any, on any Note, the Trustee shall be protected in withholding notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within ten days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.

Section 5.06. Additional Interest and Supplementary Interest. (a) If Additional Interest is payable by the Company pursuant to Section 7.02, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

(b) If Supplementary Interest is payable by the Company pursuant to Sections 7.03(a) and/or 7.03(b), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Supplementary Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Supplementary Interest is payable. If the Company has paid Supplementary Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 5.07. Limitation on Liens. The Company shall grant to Holders a lien ranking equally and ratably with any lien granted on assets of the Company or its Subsidiaries to secure the 2011 Notes for so long as such indebtedness is so secured.

Section 5.08. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 6

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 6.01. Lists of Holders. The Company covenants and agrees that it shall furnish or cause to be furnished to the Trustee, semi-annually, not more than five days after each January 15 and July 15 in each year beginning with January 15, 2009, and at such other times as the Trustee may request in writing, within ten days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than fifteen days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 6.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 6.03. Reports by Trustee. (a) The Trustee shall transmit to holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15, beginning with May 15, 2009, deliver to holders a brief report, dated as of such May 15, that complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company shall notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

ARTICLE 7

DEFAULTS AND REMEDIES

Section 7.01. Events of Default. Each of the following is an “Event of Default”:

(a) default in any payment of interest, including Additional Interest, if any, and Supplementary Interest, if any, on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(b) default in the payment of the principal of any Note when the same becomes due and payable at its Maturity Date, upon required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five days;

(d) failure by the Company to give a Fundamental Change Company Notice to Holders in the event of a Fundamental Change as required pursuant to Section 16.02(a) or notice to Holders required pursuant to Section 15.01(a)(iii), in each case when due, and such failure continues for a period of five days;

(e) subject to Section 7.02, failure on the part of the Company to observe or perform any other of the covenants or agreements in respect of the Notes contained in the Indenture or under the Notes (other than those referred to in Sections 7.01(a) through 7.01(d) above or Sections 7.01(f) through 7.01(i) below) and such default or breach continues for 60 days after the “notice of default” has been given to the Company by the Trustee, or the Holders of 25% or more in principal amount of the outstanding Notes deliver to the Company and the Trustee, in each case, by registered or certified mail, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a “notice of default” under the Indenture;

(f) default by the Company or any of its Subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) with respect to any indebtedness (other than indebtedness under the Notes) in an aggregate principal amount exceeding $35 million, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; provided, that any event of default under either of the foregoing clauses (i) and (ii) shall be deemed cured and not to be continuing upon the payment of such indebtedness or the rescission or annulment of any acceleration of such indebtedness;

(g) the rendering of any judgment or decree for the payment of money in excess of $35 million or its foreign currency equivalent in the aggregate for all such final judgments or orders against the Company or any of its Subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) if (A) an enforcement proceeding thereon is commenced and not discharged within 10 days or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived, stayed or bonded;

(h) the Company or any of its Subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of its Subsidiaries that in the aggregate would constitute a “significant subsidiary” commences a voluntary case under any applicable Bankruptcy Law, or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, or consents to the appointment or taking possession by a Bankruptcy Custodian of the Company or such Subsidiary or Subsidiaries or for all or substantially all of its or their property, or makes any general assignment for the benefit of creditors; or

(i) a court of competent jurisdiction enters a decree or order for relief in respect of the Company or any of its Subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of its Subsidiaries that in the aggregate would constitute a “significant subsidiary” in an involuntary case under any applicable Bankruptcy Law, or appointing a Bankruptcy Custodian of the Company or such Subsidiary or Subsidiaries or for all or substantially all of its or their property, or ordering the winding up or liquidation of its or their affairs, and such decree or order remains unstayed and in effect for a period of 90 consecutive days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02. Acceleration; Additional Interest. If an Event of Default (other than an Event of Default specified in Section 7.01(h) or 7.01(i) above with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest, if any, and Additional Interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest and Additional Interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 7.01(h) or 7.01(i) above with respect to the Company occurs and is continuing, the principal of and accrued and unpaid interest, if any, and Additional Interest, if any, on all the Notes outstanding shall be immediately and automatically due and payable with no further action by the Trustee or the Holders.

Notwithstanding anything herein to the contrary, except as provided in Sections 7.03(a) and 7.03(b), to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the obligation set forth in Section 5.03 and for any failure to comply with §314(a)(1) of the Trust Indenture Act shall, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right for Holders to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. The Additional Interest shall accrue on all outstanding Notes from and including the date on which such Event of Default first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived by Holders of a majority in principal amount of the outstanding Notes). On such 120th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived prior to such 120th day by Holders of a majority in principal amount of the outstanding Notes as provided herein), such Additional Interest shall cease to accrue and the Notes shall be subject to acceleration as provided above. The provisions of this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest upon such Event of Default in accordance with this paragraph, the Notes shall be subject to acceleration as provided above.

In order to elect to pay the Additional Interest as the sole remedy during the first 120 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the obligation set forth in Section 5.03 or any failure to comply with §314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and the Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the Company’s failure to notify all Holders, the Trustee and the Paying Agent of such election as previously described or pay the Additional Interest specified in the immediately preceding paragraph, the Notes shall be subject immediately to acceleration as provided above.

Section 7.03. Supplementary Interest. (a) Subject to Section 7.03(d), if, at any time during the six-month period beginning on, and including, the date which is six months after the Issue Date, the Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Notes are not otherwise freely tradable by Holders, other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall pay Supplementary Interest on the Notes which shall accrue on the Notes at a rate of 0.25% per annum of the principal amount of Notes outstanding for each day during such period for which the Company’s failure to file, or the failure of the Notes to be freely tradable by Holders, other than the Company’s Affiliates, as described above, has occurred and is continuing, which rate shall be increased by an additional 0.25% per annum following the 90th day on which such Supplementary Interest has accrued, provided that the rate at which such Supplementary Interest under this Section 7.03(a) accrues may in no event exceed 0.50% per annum; and provided further that the Company shall have 14 calendar days, in the aggregate, to cure any such late filings or failures of the Notes to be freely tradable before any such Supplementary Interest shall accrue.

(b) Subject to Section 7.03(d), if, and for so long as, the restrictive legend on the Notes has not been removed in accordance with Section 2.06(c) or 2.15 or the Notes are not otherwise freely tradable by Holders, other than the Company’s Affiliates (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), as of the 365th day after the Issue Date, the Company shall pay Supplementary Interest on the Notes which shall accrue on the Notes at a rate of 0.25% per annum of the principal amount of Notes outstanding for each day after the 365th day after the Issue Date until (i) the restrictive legend on the Notes has been removed in accordance with Section 2.06(c) or 2.15, and (ii) the Notes are otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), which rate shall be increased by an additional 0.25% per annum following the 90th day on which such Supplementary Interest has accrued, provided that the rate at which such Supplementary Interest under this Section 7.03(b) accrues may in no event exceed 0.50% per annum; and provided further that the Company shall have 14 calendar days, in the aggregate, to cure any such late filings before any such Supplementary Interest shall accrue.

(c) Supplementary Interest payable in accordance with Sections 7.03(a) and/or 7.03(b) shall be payable in arrears on each Interest Payment Date for the Notes following accrual in the same manner as regular interest on the Notes.

(d) Notwithstanding the foregoing, if the restrictive legend on the Notes has not been removed pursuant to Section 2.06(c) or Section 2.14 or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall have the right to designate an effective shelf registration statement for the resale by the Holders of the Notes or holders of any shares of Common Stock issuable upon conversion of the Notes. Supplementary Interest shall not accrue for each day on which such registration statement remains effective and usable by Holders for the resale of the Notes or any shares of Common Stock. Any such registration shall be effected on terms customary for convertible securities generally offered in reliance upon Rule 144A under the Securities Act.

Section 7.04. Control by Majority. The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 8.01, that the Trustee determines is unduly prejudicial to the rights of other

Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 7.05. Limitation on Suits. Subject to Section 7.06, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given to the Trustee notice stating that an Event of Default is continuing;

(b) Holders of at least 25% in principal amount of the outstanding Notes have requested that the Trustee pursue the remedy;

(c) such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

(d) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 7.06. Rights of Holders to Receive Payment. Notwithstanding any other provision of the Indenture (including, without limitation, Section 7.05), the right of any Holder to receive payment of principal of or interest (including Additional Interest, if any, or Supplementary Interest, if any) on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.07. Collection Suit by Trustee. If an Event of Default specified in clauses (a) or (b) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including Additional Interest, if any, and Supplementary Interest, if any) to the extent lawful) and the amounts provided for in Section 8.06.

Section 7.08. Trustee may File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 8.06.

Section 7.09. Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 8.06;

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest (including Additional Interest, if any, and Supplementary Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.09. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 7.10. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Subsidiary Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Subsidiary Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.11. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of or interest (including Additional Interest, if any, and Supplementary Interest, if any) on a Note, a Default or Event of Default arising from the Company’s failure to repurchase any Notes when required or the Company’s failure to deliver, upon conversion, cash and shares of Common Stock, if any, and (b) rescind any acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest (including Additional Interest and Supplementary Interest, if any) on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 7.12. Undertaking of Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.12 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 7.06 or a suit by Holders of more than 25% in outstanding principal amount of the Notes.

Section 7.13. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including Additional Interest, if any, and Supplementary Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy, and all available remedies are cumulative.

ARTICLE 8

CONCERNING THE TRUSTEE

Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for grossly negligent action, grossly negligent failure to act, bad faith or willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder (if ever), the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee;

(b) in the absence of gross negligence, bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(c) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(d) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(e) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01;

(f) the Trustee (in its capacity as Trustee but not Paying Agent) shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent nor shall the Trustee be liable for any records maintained by any co-registrar with respect to the Notes;

(g) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(h) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction; and

(i) in the event that the Trustee is also acting as Note Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 8 shall also be afforded to such Note Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 8.02. Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 8.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel and require an opinion of counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and

(g) the permissive rights of the Trustee enumerated herein shall not be construed as duties.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s bad faith, willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any holder of the Notes.

Section 8.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.04. Trustee, Paying Agents, Conversion Agents or Note Registrar may Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 8.05. Monies to be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 8.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien or claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 7.09, funds held in trust herewith for the benefit of the holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be so subordinated). The obligation of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 8.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(h) or Section 7.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 8.08. Conflicting Interests of Trustee. After qualification of this Indenture under the Trust Indenture Act, if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either (a) eliminate such interest within ninety days, (b) apply to the Commission for permission to continue as Trustee or (c) resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 8.08 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide holder of a Note or Notes for at least six months, or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.12, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 9.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12. Succession by Merger, etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13. Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor). When, and so long as, this Indenture is qualified under the Trust Indenture Act, the Trustee shall be subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Trustee resigns or removes itself, the Trustee shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

ARTICLE 9

CONCERNING THE HOLDERS

Section 9.01. Action by Holders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 9.02. Proof of Execution by Holders. Subject to the provisions of Section 8.01, Section 8.02 and Section 10.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in a manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03. Who are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest and accrued and unpaid Additional Interest and Supplementary Interest, if any, on such Note, for conversion of such Note and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any Conversion Agent or any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 9.04. Company-owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination. The Trustee shall not be required at any time to request a list of Company-owned Notes before taking any actions or making any calculations.

Section 9.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 10

HOLDERS’ MEETINGS

Section 10.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 7;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding (excluding those Notes identified in Section 9.04), shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty days after receipt of such request, then the

Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.05. Regulations. The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07. No Delay of Rights by Meeting. Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 11

AMENDMENTS

Section 11.01. Supplemental Indentures without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in the Indenture in a manner that does not individually or in the aggregate adversely affect the rights of any Holder in any material respect;

(b) to comply with Article 12 in respect of the assumption by a Successor Company of an obligation of the Company;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(d) to add guarantees with respect to the Notes;

(e) to secure the Notes;

(f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company with respect to the Notes;

(g) to evidence and provide for the acceptance of appointment of a successor Trustee pursuant to the Indenture;

(h) to comply with the provisions of any clearing agency, clearing corporation or clearing system, the Trustee or the Note Registrar with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes;

(i) to provide for the conversion of the Notes in accordance with the terms of the Indenture;

(j) to increase the Conversion Rate in accordance with the terms of the Indenture;

(k) to make any change with respect to the Notes that does not materially adversely affect the rights of any Holder;

(l) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

(m) to conform the provisions of the Indenture to the “Description of the Notes” Section of the Offering Memorandum.

After a supplemental indenture under this Section 11.01 becomes effective, the Company shall mail to Holders a notice briefly describing such supplemental indenture. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of a supplemental indenture under this Section 11.01.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

Section 11.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 9) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 9 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of each holder of an outstanding Note affected, except with respect to any consenting or waiving Holder:

(a) reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of the Indenture or to waive any past default;

(b) reduce the rate of or extend the stated time for payment of interest, including Additional Interest, if any, and Supplementary Interest, if any, on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that impairs or adversely affects the conversion rights of any Notes;

(e) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money other than that stated in the Note (it being understood that all references to cash in the Indenture and the Notes are to U.S. legal tender) or, other than in accordance with the provisions of the Indenture, change the place of payment;

(g) impair the right of any Holder to receive payment of principal of and interest (including Additional Interest, if any, and Supplementary Interest, if any) on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h) make any change to this Section 11.02; or

(i) change the ranking or priority of any Note.

It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After a supplemental indenture under this Section 11.02 becomes effective, the Company shall mail to Holders a notice briefly describing such supplemental indenture. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of a supplemental indenture under this Section 11.02.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 11.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Section 11.03. Effect of Supplemental Indentures. After qualification of this Indenture under the Trust Indenture Act, any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect; provided that this Section 11.03 shall not require such supplemental indenture to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall any such qualification constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company determines, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 11.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is permitted or authorized by the Indenture.

ARTICLE 12

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01. Company may Consolidate, etc. on Certain Terms. Subject to the provisions of Section 12.02, the Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its consolidated properties and assets to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation, limited liability company or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture;

(b) if the Successor Company is not a corporation for U.S. federal income tax purposes, such consideration, merger, conveyance or transfer does not constitute a taxable exchange to Holders for U.S. federal income tax purposes;

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(d) if the Notes become convertible into common stock or other securities issued by a Person other than the Successor Company as a result of such transaction, such Person shall fully and unconditionally guarantee all obligations of the Successor Company under the Notes and this Indenture.

Upon any such consolidation, merger, conveyance, transfer or lease the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.

For purposes of this Section 12.01, the conveyance, transfer or lease of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety to another Person.

Section 12.02. Successor Company to be Substituted. In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of, accrued and unpaid interest and accrued and unpaid Additional Interest and Supplementary Interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue in its own name any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.03. Opinion of Counsel to be Given Trustee. No merger, consolidation, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 12.

ARTICLE 13

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest and accrued and unpaid Additional Interest and Supplementary Interest, if any, on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation or entity, either directly or through the Company or any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE 14

REDEMPTION

Section 14.01. Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date.

ARTICLE 15

CONVERSION OF NOTES

Section 15.01. Conversion of Notes. (a) Right to Convert. Subject to the procedures for conversion set forth in this Article 15, a Holder may convert its Notes prior to the close of business on the third Business Day immediately preceding Maturity Date at the Conversion Rate only when any of the conditions specified below are met and during the related specified period. Whenever the Notes shall become convertible upon one or more of the conditions stated below (other than pursuant to clause (a)(iv) below), the Company or, at the Company’s request, the Trustee, in the name and at the expense of the Company, shall provide written notification to the Conversion Agent and the Trustee and shall notify the Holders of the event triggering such convertibility by (1) providing written notification to the Holders in the manner provided in Section 17.03, (2) issuing a press release containing such information or (3) making such information available on the Company’s website or through other public medium as the Company may choose. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In accordance with Section 15.01(e), upon conversion, the Holder shall not receive any separate cash payment for accrued and unpaid interest (including Additional Interest, if any, and Supplementary Interest, if any) unless such conversion occurs between an Interest Record Date and the Interest Payment Date to which it relates.

(i) Conversion Upon Satisfaction of Sale Price Condition. Prior to May 1, 2013, a Holder may surrender all or a portion of its Notes for conversion during any Fiscal Quarter (and only during such Fiscal Quarter) after the Fiscal Quarter ending September 30, 2008 if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding Fiscal Quarter is greater than or equal to 130% of the Conversion Price in effect on such last Trading Day of the immediately preceding Fiscal Quarter (the “Conversion Trigger Price”). The Company shall determine, at the beginning of each Fiscal Quarter after the Fiscal Quarter ending September 30, 2008, whether the Notes are convertible as a result of the satisfaction of such condition relating to the price of the Common Stock and notify the Conversion Agent and the Trustee.

(ii) Conversion Upon Satisfaction of Trading Price Condition. Prior to May 1, 2013, a Holder may surrender all or a portion of its Notes for conversion during the five Business Day period after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined by the Company following a request by a Holder in accordance with the procedures described herein, for each Trading Day of that Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day. In connection with any conversion upon satisfaction of the above trading price condition, the Company shall have no obligation to determine the Trading Price of the Notes unless a Holder of a Note provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. At such time, the Company shall determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and Conversion Rate. If, at any time after such Trading Price condition has been met with respect to the Notes, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify Holders and the Conversion Agent and the Trustee in the manner provided in Section 15.01(a).

(iii) Conversion Upon Specified Corporate Transactions.

(A) If the Company (1) distributes to holders of all or substantially all of the Common Stock any rights, options or warrants (other than pursuant to an adoption of a stockholders’ rights plan to the extent that the rights have not separated from the Common Stock) entitling them to subscribe for or purchase, for a period expiring within 45 calendar days after the date of the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of a share of Common Stock for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution, or (2) distributes to holders of all or substantially all of the Common Stock, the Company’s assets, debt securities or rights to purchase securities of the Company (excluding distributions described under Sections 15.02(a) and 15.02(b) hereof and other than pursuant to an adoption of a stockholders’ rights plan to the extent that the rights have not separated from the Common Stock), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Company must notify the Holders, in the manner provided in Section 15.01(a), at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the earlier of the close of business on the Business Day immediately prior to the opening of business on such Ex-Dividend Date or the Company’s announcement that such distribution shall not take place. Holders of the Notes may not exercise this right if the Company, at its election, provides for the Holders of the Notes to participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any of such transactions described in clauses (1) and (2) of this (iii)(A) as if such Holders of the Notes held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes.

(B) If the Company is party to a transaction or an event that would be a Fundamental Change or a Make-whole Fundamental Change, in each case giving effect to the proviso at the end of the definition of Fundamental Change, and such transaction or event were to occur or is anticipated to occur, the Company must notify the Conversion Agent and Holders, in the manner provided in Section 15.01(a), at least 45 Scheduled Trading Days prior to the anticipated effective date for such transaction or event or, if such prior notice is not practicable in the case of a transaction or an event described under clause (1) of the definition of Fundamental Change, within two Scheduled Trading Days of becoming aware of such transaction or event. Once the Company has given such notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the earlier of (i) the close of business on the 35th calendar day immediately following the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, the close of business on the Business Day immediately preceding the related Fundamental Change Purchase Date) and (ii) the date the Company notifies Holders of Notes that such transaction has been terminated and shall not occur. If the Company notifies Holders of any such transaction or event after the 45th Scheduled Trading Day prior to the actual effective date, the aforementioned period during which Holders may surrender their Notes for conversion shall be extended by a number of days equal to the number of days from, and including, the 45th Scheduled Trading Day prior to the actual effective date for such transaction or event to, but excluding, the date of the notice; provided that Holders may not surrender their Notes for conversion after the Maturity Date.

(iv) Conversion on or after May 1, 2013. On or after May 1, 2013, a Holder may surrender all or a portion of its Notes for conversion at any time prior to the close of business on the third Business Day immediately preceding the Maturity Date regardless of the foregoing conditions.

(b) Conversion Procedures. The following procedures shall apply to convert Notes:

(i) In respect of a Definitive Note, a Holder must (A) complete and manually sign the notice of conversion on the back of the Note (attached as Exhibit B hereto, a “Conversion Notice”), or a facsimile of such Conversion Notice; (B) deliver such Conversion Notice, which is irrevocable, and the Note to the Conversion Agent; (C) if required, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 15.01(f) below, pay all transfer or similar taxes or duties, if any; and (D) if required pursuant to Article 2, pay funds equal to interest (including Additional Interest, if any, and Supplementary Interest, if any) payable on the next Interest Payment Date to which such Holder is not entitled.

(ii) In respect of a beneficial interest in a Global Note, a beneficial owner must comply with Depositary’s procedures for converting a beneficial interest in a Global Note and, if required pursuant to Article 2, pay funds equal to interest (including Additional Interest, if any, and Supplementary Interest, if any) payable on the next Interest Payment Date to which such beneficial owner is not entitled and, if required pursuant to Section 15.01(f) below, pay all transfer or similar taxes or duties, if any.

The date a Holder complies with the foregoing requirements is the “Conversion Date” hereunder.

A Holder may convert a portion of the Notes only if the principal amount of such portion is $1,000 or an integral multiple of $1,000.

If a Holder converts more than $1,000 principal amount of Notes at the same time, the cash and shares of Common Stock, if any, issuable upon the conversion shall be based on the total principal amount of the Notes converted.

If a Holder has already delivered a Fundamental Change Purchase Notice in connection with a Fundamental Change, with respect to a Note, the Holder may not surrender that Note for conversion until the Holder has validly withdrawn the Fundamental Change Purchase Notice in accordance with the Indenture and, unless such Holder has withdrawn such Notes in a timely fashion, the conversion rights on such Notes so subject to repurchase shall expire at the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, unless the Company defaults in the payment of the Fundamental Change Purchase Price.

Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

(c) Payment Upon Conversion. Upon any conversion of any Note, the Company shall deliver to Holders in respect of each $1,000 principal amount of Notes being converted a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Conversion Payment Trading Days during the Observation Period.

The Settlement Amount in respect of any Note converted shall be delivered to converting Holders on the third Business Day immediately following the last day of the Observation Period for such Note.

(d) Cash Payments in Lieu of Fractional Shares. The Company shall not issue fractional shares of Common Stock upon conversion of Notes. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Daily VWAP of a full share of Common Stock on the final Conversion Payment Trading Day of the related Observation Period by the fractional amount and rounding the product to the nearest whole cent.

(e) The Company’s delivery to the Holder of the full Settlement Amount as determined in accordance with this Indenture in cash and shares of Common Stock, if any, together with any cash payment for any fractional share, shall be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of the Note and (ii) accrued and unpaid interest (including Additional Interest, if any, and Supplementary Interest, if any) to, but not including, the Conversion Date. As a result, accrued and unpaid interest (including Additional Interest, if any, and Supplementary Interest, if any) to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(f) Taxes on Conversion. If a Holder converts Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name, but the Conversion Agent shall have no duty to determine if any such tax is due. Nothing herein shall preclude any withholding of tax required by law.

(g) Certain Covenants of the Company.

(i) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, sufficient number of shares of Common Stock, free from any preemptive or other similar rights, to permit the conversion of all the Notes then outstanding, subject to adjustment as described under Section 15.02. For purposes of this Section 15.01(g), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding Notes shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of the Notes, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(ii) All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien, adverse claim, security interest or other encumbrance (other than liens, charges, security interests and other encumbrances created by the Holders).

(iii) The Company shall use its reasonable best efforts promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Notes, if any.

(iv) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value per share of the Common Stock, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

(v) If at any time the Common Stock shall be listed on the New York Stock Exchange or any other national or regional securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of all outstanding Notes; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Notes into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15.02. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as described below, except that the Company shall not make any adjustments to the Conversion Rate if the Company, at its election and subject to Section 15.02(j), provides for the Holders of the Notes to participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any of the transactions described below in Section 15.02(a) (but only with respect to stock dividends or distributions), (b), (c) or (d) as if such Holders of the Notes held a number of shares of the Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes.

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	×	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the opening of business on such Ex-Dividend Date or effective date, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after the opening of business on such Ex-Dividend Date or effective date, as applicable, after giving effect to such dividend, distribution, share split or share combination.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or share combination. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company.

If any dividend or distribution of the type described in this Section 15.02(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such split or combination, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b) If the Company distributes to holders of all or substantially all of the Common Stock any rights, options or warrants (other than any distribution pursuant to a stockholders’ rights plan or in connection with an event constituting a Reorganization Event) entitling them for a period of not more than 45 calendar days from the date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0	×	OS0+X
OS0+Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company.

In the event that such rights, options or warrants described in this Section 15.02(b) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights, options or warrants to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of the Common Stock actually delivered. In determining the aggregate price payable for such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors in good faith).

(c) If the Company distributes shares of capital stock of the Company, evidences of its indebtedness or other assets or property of the Company to holders of all or substantially all of the Common Stock, excluding:

(i) dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to Section 15.02(a) or (b) above;

(ii) dividends or distributions paid exclusively in cash;

(iii) as described below in this subsection (c) with respect to Spin-Offs; and

(iv) dividends or distributions in connection with an event constituting a Reorganization Event;

then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0	×	SP0
SP0-FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the opening of business on Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors in good faith) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 15.02(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit that are, or, when issued, will be, traded or quoted on any national or regional securities exchange or market (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0	×	FMV0+MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Such adjustment to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the last day of the Valuation Period and shall be applied on a retroactive basis from, and including, the opening of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than ten Trading Days prior to, and including, the end of the Observation Period in respect of any conversion of Notes, if applicable, references within the preceding paragraph to ten Trading Days shall be deemed replaced, for purposes of calculating the Conversion Rate for the affected Conversion Payment Trading Days of the Observation Period in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Conversion Payment Trading Day of such Observation Period. For purposes of determining the Conversion Rate adjustment pursuant to this clause, in respect of any conversion during the ten Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the preceding paragraph related to “Spin-Offs” to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

In the event that such distribution described in this Section 15.02(c) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared.

(d) If the Company makes a dividend or distribution consisting exclusively of cash to holders of all or substantially all of the Common Stock (excluding any annual cash dividend on the Common Stock to the extent that such annual cash dividend per share of the Common Stock in any calendar year does not exceed $0.25 (the “Dividend Threshold”) and any consideration paid as described below in Section 15.02(e) with respect to tender or exchange offers), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0	SP0
SP0–C

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;
SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of the Common Stock in excess of the Dividend Threshold.

The Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Dividend Threshold for any adjustment made to the Conversion Rate pursuant to this Section 15.02(d). In the case of a cash distribution that is not an annual cash dividend, the Dividend Threshold shall be deemed to be zero.

In the event that such dividend or distribution described in this Section 15.02(d) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0	×	AC+(SP1×OS1)
OS0×SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the fair market value (as determined by the Board of Directors in good faith), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares accepted for purchase or exchange in such tender or exchange offer;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of the Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the Expiration Date.

Such adjustment to the Conversion Rate under this Section 15.02(e) shall become effective at the close of business on the tenth Trading Day from, and including, the Trading Day next succeeding the Expiration Date and shall be applied on a retroactive basis from, and including, the open of business on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than ten Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references within this Section 15.02(e) to ten Trading Days shall be deemed replaced, for purposes of calculating the Conversion Rate for the affected Conversion Payment Trading Days of the Observation Period in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Conversion Payment Trading Day of such Observation Period. For purposes of determining the Conversion Rate adjustment pursuant to this clause, in respect of any conversion during the ten Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 15.02(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date.

In the event that the Company, or one of its Subsidiaries is, obligated to purchase shares of the Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversation Rate shall he readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(f) To the extent permitted by applicable law and the rules of any stock exchange or market upon which the Common Stock is listed or admitted for trading, the Company may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interest of the Company, which determination shall be conclusive.

(g) Notwithstanding any other provision of this Section 15.02, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.

(h) Notwithstanding any other provision of this Section 15.02, the Conversion Rate need not be increased:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid Interest (including Additional Interest, if any, and Supplementary Interest, if any).

(i) All calculations under this Section 15.02 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. The Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% in the Conversion Rate. However, the Company is required to carry forward any adjustments that are less than 1% of the Conversion Rate that it elects not to make and to make such adjustments upon the earlier of (i) the first day of the Observation Period in connection with any conversion of the Notes or (ii) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

If the Company elects to provide for the Holders of the Notes to participate in any of the transactions described in this Section 15.02, the Company shall give prior written notice to the Trustee stating that such an adjustment shall not take place. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate or the notice of no adjustment, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.

Promptly after delivery of such certificate, the Company shall notify Holders by (1) providing written notification to the Holders in the manner provided in Section 17.03, (2) issuing a press release containing such information or (3) making such information available on the Company’s website or through other public medium as the Company may choose. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 15.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(l) Whenever any provision of this Article 15 requires a calculation of an average of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company shall make appropriate adjustments (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective at any time during the period from which the average is to be calculated. Such adjustments shall be effective as of the effective date of the adjustment to the Conversion Rate.

(m) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the rights, options or warrants to purchase shares of Common Stock or such convertible or exchangeable securities.

Section 15.03. Adjustment upon Certain Make-whole Fundamental Changes. (a) If a Holder elects to convert Notes pursuant to Section 15.01(a)(iii)(B) above in connection with a transaction described therein and the transaction has an effective date occurring on or prior to the Maturity Date and also constitutes a Make-whole Fundamental Change, the Conversion Rate for such Notes so converted shall be increased by an additional number of shares of Common Stock pursuant to this Section 15.03 (the “Additional Shares”) as described below. Any conversion shall be deemed to have occurred in connection with such Make-whole Fundamental Change only if such Notes are surrendered for conversion at a time when the Notes would be convertible as a result of the expected or actual occurrence of such Make-whole Fundamental Change and notwithstanding the fact that a Note may then be convertible because another condition to conversion has been satisfied.

(b) The number of Additional Shares by which the Conversion Rate shall be increased shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date and the Stock Price paid or deemed paid per share of Common Stock in the Make-whole Fundamental Change. If a Holder elects to convert its Notes prior to the Effective Date of any Make-whole Fundamental Change, and the Make-whole Fundamental Change does not occur, such Holder shall not be entitled to an increased Conversion Rate in connection with such conversion.

(c) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 15.02. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to the adjustment giving rise to the Stock Price adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 15.02.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight- line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A hereto), no Additional Shares shall be issued upon conversion; and

(iii) if the Stock Price is less than $18.30 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A hereto), no Additional Shares shall be issued upon conversion.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion of the Notes exceed 54.6447 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate under Section 15.02.

(d) If the Company adjusts the Conversion Rate pursuant to this Section 15.03, the Company shall provide written notification to the Conversion Agent and notify Holders by (1) providing written notification to the Holders in the manner provided in Section 17.03, (2) issuing a press release containing the relevant information or (3) making such information available on the Company’s website or through other public medium as the Company may choose.

(e) Settlement of Notes tendered for conversion as to which the Conversion Rate shall be increased by Additional Shares pursuant to this Section 15.03 shall occur on the later to occur of (i) the third Trading Day immediately following the Effective Date of the Make-whole Fundamental Change or (ii) the third Trading Day immediately following the last day of the applicable Observation Period.

Notwithstanding anything to the contrary in this Indenture, if the consideration for Common Stock in such Make-whole Fundamental Change is composed entirely of cash, with respect to any conversion of Notes for which the relevant Conversion Date occurs on or after the Effective Date of such Make-whole Fundamental Change, the conversion obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount equal to the Conversion Rate (including any adjustment) multiplied by such Stock Price. In such event, the conversion obligation shall be determined and paid to Holders in cash on the third Trading Day immediately following the relevant Conversion Date.

Section 15.04. Effect of Reclassification, Consolidation, Merger or Sale.

(a) If any of the following events occur: (i) any recapitalization, reclassification or change of Common Stock (other than a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets (or any combination thereof), or (ii) any statutory share exchange, consolidation or merger involving the Company pursuant to which the Common Stock shall be converted into cash, securities or other property (or any combination thereof), or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Subsidiaries (any such event or transaction, a “Reorganization Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the

Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that, at the effective time of the Reorganization Event, without the consent of Holders, the right to convert a Note shall be changed into, with respect to each $1,000 in principal amount of such Note, a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to the effective time of such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (the “Reference Property”). For purposes of the foregoing, the Reference Property into which the Notes will be convertible, in the case of any such Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), shall be deemed to be (1) if the holders of a majority of Common Stock make an affirmative election, the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (2) if the holders of a majority of Common Stock do not make an affirmative election, the weighted average of the types and amounts of consideration received by all holders of Common Stock. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 15 and Article 11, Article 16 and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Notes. If, in the case of any Reorganization Event, the cash, securities or other property receivable thereupon by a holder of Common Stock includes cash, securities or other property of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then such supplemental indenture shall also be executed by such successor or purchasing Person, as the case may be, and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.

(b) Following the effective time of any such Reorganization Event, settlement of Notes converted shall be in cash and units of Reference Property determined in accordance with Section 15.01(c) above based on the Daily Conversion Value and Daily VWAP of such Reference Property. For the purposes of determining such Daily Conversion Value and Daily VWAP, (i) if the Reference Property includes securities for which the price can be determined in a manner contemplated by the definition of Daily VWAP, then the value of such securities shall be determined in accordance with the principles set forth in such definition; (ii) if the Reference Property includes other property (other than securities as to which clause (i) applies or cash), then the value of such property shall be the fair market value (as determined by the Board of Directors in good faith) of such property; and (iii) if the Reference Property includes cash, then the value of such cash shall be the amount thereof.

(c) The above provisions of this Section 15.04 shall similarly apply to successive Reorganization Events.

(d) If this Section 15.04 applies to any event or occurrence, Section 15.02 shall not apply in respect of such event or occurrence.

(e) None of the foregoing provisions shall affect the right of a Holder of Notes to convert the Notes into cash and shares of Common Stock, if applicable, as set forth in Section 15.01 prior to the effective time of such Reorganization Event.

Section 15.05. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Holder of Notes to determine the Conversion Rate, or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or shares of Common Stock or stock certificates or other securities or property upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 15. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine whether a supplemental indenture needs to be entered into pursuant to Section 15.04 or the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.04 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any Reorganization Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 15.06. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.02; or

(b) the Company shall authorize the granting to holders of all or substantially all of the Common Stock of rights, options or warrants to subscribe for or purchase any shares of Common Stock; or

(c) of any reclassification or reorganization of the common stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Notes at his address appearing on the Note Register provided for in Section 2.06(a) of the Indenture, as promptly as possible but in any event at least three (3) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale or transfer is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 15.07. Stockholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Notes into Common Stock, Holders that convert their Notes shall receive, in addition to any shares of Common Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate shall be increased at the time of separation as if the Company distributed to all Holders of Common Stock shares of the Company’s capital stock, evidences of indebtedness or other assets or property as described in Section 15.02(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights plan to provide that, upon conversion of the Notes, the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights plan.

Section 15.08. Withholding Tax. (a) If the Company pays withholding taxes on behalf of Holders as a result of an adjustment to the Conversion Rate of the Notes, the Company may, at its option and pursuant to certain provisions of this Indenture, withhold such payments from payments of cash, any shares of Common Stock on the Notes.

(b) If the consideration paid by the Company to a Holder upon conversion of the Notes pursuant to this Article 15 is not sufficient to allow the Company to comply with the United States federal withholding tax obligations imposed by the Code with respect to accrued and unpaid interest on the Notes payable to the beneficial owner of such Notes, the Company may, to the extent required by applicable law, recoup or set-off such liability against any amounts owed to such Holder, including, but not limited to, the shares of Common Stock to be issued upon conversion to such beneficial owner or any actual cash dividends or distributions subsequently made with respect to such shares of Common Stock to such beneficial owner.

ARTICLE 16

PURCHASE AT THE OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

Section 16.01. Purchase at the Option of the Holder upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of the Holder’s Notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000 at a purchase price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest (including Additional Interest, if any, and Supplementary Interest, if any) to but excluding the Fundament Change Purchase Date (the “Fundamental Change Purchase Price”); provided that, if the Fundamental Change Purchase Date occurs after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay accrued and unpaid interest (including Additional Interest, if any, and Supplementary Interest, if any) to, but excluding, the Fundamental Change Purchase Date to the record Holder on the Interest Record Date corresponding to such Interest Payment Date and the Fundamental Change Purchase Price payable to Holders who presents Notes for repurchase shall be 100% of the principal amount of such Notes. The Fundamental Change Purchase Date shall be a date specified by the Company that is no later than the 35th calendar day following the date of the Fundamental Change Company Notice delivered in connection with such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 16.02(d)) (the “Fundamental Change Purchase Date”). Any Notes purchased by the Company shall be paid for in cash.

(b) Exercise of Option. For a Note to be so purchased at the option of the Holder, the Holder must deliver, prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, the Notes to be purchased, duly endorsed for transfer, if Definitive Notes are held, together with a written purchase notice (a “Fundamental Change Purchase Notice”) in the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the Notes duly completed, to the Paying Agent, or if the Notes are not Definitive Notes, the notice and delivery must comply with appropriate Depositary procedures. Each Fundamental Change Purchase Notice shall state:

(i) if certificated, the certificate numbers of the Holder’s Notes to be delivered for purchase;

(ii) the portion of the principal amount of the Notes to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii) that such Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture.

(c) Procedures. The Company shall purchase from a Holder on the Fundamental Change Purchase Date, subject to extension to comply with applicable law, pursuant to this Section 16.01, Notes that have been duly delivered along with a duly completed Fundamental Change Purchase Notice.

Any purchase by the Company contemplated pursuant to the provisions of this Section 16.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Notes.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any Default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 16.02. Further Conditions and Procedures for Purchase at the Option of the Holder upon a Fundamental Change. (a) Notice of Fundamental Change. The Company, or at its request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to mail such notice as described below) the Trustee, in the name of and at the expense of the Company, shall mail to all Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Notes Register maintained by the Note Registrar a notice (each, a “Fundamental Change Company Notice”) of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 16.02(a) hereof, on or before the 15th calendar day after the occurrence of such Fundamental Change (each such date of delivery, a “Fundamental Change Company Notice Date”). The Company shall promptly furnish to the Trustee and the Paying Agent a copy of such Fundamental Change Company Notice upon mailing of such Fundamental Change Company Notice to Holders. Each Fundamental Change Company Notice shall include a form of Fundamental Change Purchase Notice to be completed by a Holder and shall state:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise its repurchase rights under Section 16.01;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the Conversion Rate and any adjustments to the Conversion Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of this Indenture and, unless such Holder has withdrawn such notice in a timely fashion, the conversion rights on such Notes so subject to repurchase shall expire at the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, unless the Company defaults in the payment of the Fundamental Change Purchase Price; and

(ix) the procedures the Holder must follow to require the Company to purchase its Notes under Section 16.01.

Contemporaneously with providing such Fundamental Change Company Notice, the Company shall (1) publish a notice containing the information in such Fundamental Change Company Notice in a newspaper of general circulation in The City of New York, (2) publish such information on its then existing website or through such other public medium as the Company may use at that time or (3) issue a press release containing such information.

(b) Effect of Fundamental Change Purchase Notice; Withdrawal; Effect of Event of Default. Upon receipt by the Company of the Fundamental Change Purchase Notice specified in Section 16.01(b) and the Notes to be purchased as provided in Section 16.01(b), the Holder of the Notes in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in this Section 16.02(b)) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Notes. Such Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Notes (provided the conditions in this Article 16 have been satisfied) and (y) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 16.01. Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in this Section 16.02(b). Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by Section 16.02(b), shall have the right at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with this Section 16.02(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

On or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Fundamental Change Purchase Price of the Notes to be purchased pursuant to Section 16.01. If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Fundamental Change Purchase Price of such Notes on the second Business Day after the Fundamental Change Purchase Date, then (i) the Notes tendered for purchase and not withdrawn shall cease to be outstanding and interest (including Additional Interest, if any, and Supplementary Interest, if any) shall cease to accrue (whether or not book-entry transfer of such Notes is made or whether or not the Notes are delivered to the Paying Agent) on the Fundamental Change Purchase Date; and (ii) all other rights of the Holders with respect to Notes tendered for purchase and not withdrawn shall terminate on the Fundamental Change Purchase Date (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including Additional Interest, if any, and Supplementary Interest, if any) upon delivery or transfer of the Notes). Nothing herein shall preclude any withholding tax required by law.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date. The notice of withdrawal shall state:

(i) the principal amount of the withdrawn Notes, which must be $1,000 or an integral multiple thereof;

(ii) if Definitive Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, the notice of withdrawal must comply with appropriate Depositary or other applicable clearing system procedures; and

(iii) the principal amount, if any, of such Notes which remains subject to the original Fundamental Change Purchase Notice, which must be $1,000 or an integral multiple thereof.

The Paying Agent shall promptly return to the respective Holders thereof any Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture.

(c) Notes Purchased in Part. Any Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Notes, without expense to the Holders, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased.

(d) Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 16.01, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture described in this Article 16, compliance by the Company with such laws and regulations shall not in and of itself cause a breach of the Company’s obligations described in this Article 16.

(e) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed, together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any, that is held by them for the payment of a Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 16.02(b), as applicable, exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental

Change Purchase Date, then promptly on and after the second Business Day following the Fundamental Change Purchase Date, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any.

(f) Officers’ Certificate. At least three Business Days (or such lesser period as agreed to by the Trustee) before the Fundamental Change Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying whether the Company desires the Trustee to give the Fundamental Change Company Notice required by Section 16.02(a) herein.

(g) Notwithstanding anything herein to the contrary contained herein, the Company shall not be required to purchase the Notes upon a Fundamental Change if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to purchases by the Company upon a Fundamental Change under this Article 16 and purchases the Notes validly tendered for repurchase and not withdrawn.

(h) The Company shall not purchase any Notes at the option of Holders upon a Fundamental Change if the principal amount of the Notes have been accelerated (other than in connection with a default in the payment of the Fundamental Change Purchase Price) and such acceleration has not been rescinded on or prior to such date.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to RadioShack Corporation, 300 RadioShack Circle, Fort Worth, TX 76102, Attention: Chief Financial Officer, with a copy (which copy shall not constitute notice) to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Arthur D. Robinson. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or, with respect to any notice, direction, request or demand under

Section 2.07, The Bank of New York Mellon, 101 Barclay, 7 East, New York, NY 10286, Attention: Corporate Trust Reorg (or the address for such different office as specified under (Section 2.07).

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to customary procedures of such Depositary.

Section 17.04. Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate.

Each certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 5.05) shall include (a) a statement that the Person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is reasonably necessary to enable him or her to express an informed judgment as to whether such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, all conditions precedent to such action have been satisfied in all material respects and such action is permitted by the terms of this Indenture.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request and receive, such Opinion of Counsel.

Section 17.06. Legal Holidays. If any Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day and no interest on such payment shall accrue for the period from the Interest Payment Date to such next succeeding Business Day. If the Maturity Date would fall on a day that is not a Business Day, the required payment of interest, if any (including Additional Interest, if any, and Supplementary Interest, if any), and principal shall be made on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after the Maturity Date to such next succeeding Business Day. If a Fundamental Change Purchase Date would fall on a day that is not a Business Day, the Company shall purchase the Notes tendered for purchase on the next succeeding Business Day and no interest (including Additional Interest, if any, and Supplementary Interest, if any) on such Notes shall accrue for the period from and after the earlier Fundamental Change Purchase Date to such next succeeding Business Day. The Company shall pay the Fundamental Change Purchase Price promptly following the later of (i) such next succeeding Business Day or (ii) the time of book entry transfer or the delivery of the Notes as set forth in Section 16.01(c) hereof.

Section 17.07. No Note Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act upon such qualification; provided that this Section 17.08 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 17.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.10, Section 2.11, Section 11.04 and Section 16.02(b) as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 17.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 17.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.13. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 17.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

RADIOSHACK CORPORATION

By:	/s/ James Gooch
Name:	James Gooch
Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Marcella Burgess
Name:	Marcella Burgess
Title:	Assistant Vice President

SCHEDULE A

ADDITIONAL SHARES

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes pursuant to Section 15.03 of this Indenture:

	Stock Price
Effective Date	$18.30	$20.00	$22.00	$24.00	$26.00	$28.00	$30.00	$40.00	$50.00	$60.00	$70.00	$100.00

August 18, 2008	13.4033	12.2727	10.0746	8.3660	7.0169	5.9371	5.0623	2.4957	1.3636	0.7916	0.4741	0.0928

August 1, 2009	13.4033	12.1517	9.8446	8.0664	6.6754	5.5731	4.6895	2.1718	1.1228	0.6204	0.3542	0.0539

August 1, 2010	13.4033	11.8512	9.4142	7.5584	6.1264	5.0086	4.1268	1.7265	0.8152	0.4157	0.2196	0.0184

August 1, 2011	13.4033	11.2729	8.6644	6.7152	5.2448	4.1261	3.2683	1.1190	0.4390	0.1909	0.0864	0.0000

August 1, 2012	13.4033	10.2111	7.3113	5.2231	3.7233	2.6488	1.8803	0.3175	0.0305	0.0000	0.0000	0.0000

August 1, 2013	13.4033	8.7586	4.2131	0.4253	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN AND SHALL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF RADIOSHACK CORPORATION (“THE COMPANY”) THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, PRIOR TO THE DATE THAT IS (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY

RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

RADIOSHACK CORPORATION

2.50% Convertible Senior Note due 2013

No. [ ]	$[ ]

CUSIP No. [                    ]

RadioShack Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO., or its registered assigns,]1 the principal sum of [            ] Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]2 on August 1, 2013, and interest thereon as set forth below, Additional Interest, if any, in the manner, at the rates and to the Persons set forth in Section 7.02 of the Indenture and Supplementary Interest, if any, in the manner, at the rates and to the Persons set forth in Sections 7.03(a) and 7.03(b) of the Indenture.

The Company promises to pay interest on the principal amount of this Note, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]3 at the rate of 2.50% per annum (and Additional Interest, if any, and Supplementary Interest, if any). Interest on this Note shall accrue from, and including, the most recent date to which interest has been paid or, if no interest has been paid on this Note, from, and including, [            ], 20[    ] until the principal amount of this Note, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]4 is paid or made available for payment. Interest shall be payable semi-annually in arrears on February 1 and August 1 of each year, commencing on [            ], 20[    ] to holders of record at the close of business on the preceding January 15 and July 15 (whether or not such day is a Business Day), respectively.

Payment of the principal of and accrued and unpaid interest, Additional Interest, if any, and Supplementary Interest, if any, on this Note shall be made at the office or agency of the Company maintained for that purpose in the manner set forth in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash and shares of Common Stock, if any, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

[1]	Use bracketed language for a Global Note.
[2]	Use bracketed language for a Global Note.
[3]	Use bracketed language for a Global Note.
[4]	Use bracketed language for a Global Note.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed, or signed by facsimile, by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

RADIOSHACK CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

RADIOSHACK CORPORATION

2.50% Convertible Senior Note due 2013

This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.50% Convertible Senior Notes due 2013 (herein called the “Notes”), limited to the aggregate principal amount of $375,000,000 all issued under and pursuant to the indenture dated as of August 18, 2008 (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest, Additional Interest, if any, and Supplementary Interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change and subject to certain conditions precedent, the holder has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the third Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash and shares of Common Stock, if any, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT

Note Custodian
(Cust)

TEN ENT - as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used

though not in the above list.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE 5

RADIOSHACK CORPORATION

2.50% Convertible Senior Notes due 2013

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

[5]	For Global Notes only.

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To: RADIOSHACK CORPORATION

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that such cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Conversion Payment Trading Days during the Observation Period and cash for any fractional shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

B-1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

B-2

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: RADIOSHACK CORPORATION

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from RadioShack Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest (including Additional Interest, if any, and Supplementary Interest, if any) thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

•	To RadioShack Corporation or a subsidiary thereof; or

•	Pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended; or

•	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (if available); or

•

Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (if available), or any other available exemption from the registration requirements under the Securities Act of 1933, as amended.

D-1

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-2